Item 77Q(1)(e)

Touchstone Funds Group Trust

The following documents are included in the Registrant's Post-Effective Amendment No. 94 to the Registration Statement as filed with the SEC via EDGAR on January 25, 2018, (Accession No 0000914243-18-000004) and are incorporated by reference herein:

Sub-Advisory Agreements between Touchstone Advisors, Inc. and
Fort Washington Investment Advisors, Inc. with respect to each of the Touchstone Active Bond Fund and Touchstone High Yield
Fund, each dated January 27, 2017.